UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2007

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr., Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On November 14, 2007, AeroGrow International, Inc. (“AeroGrow,” or the “Company”) announced the appointment of Jervis B. Perkins as its President and Chief Operating Officer.  The material terms and conditions of Mr. Perkins’ appointment are set forth below in Item 5.02.

SECTION 2 – FINANCIAL INFORMATION

Item 2.02.  Results of Operations and Financial Condition

On November 14, 2007, the Company issued a press release announcing the Company’s operational results for the three and six months ended September 30, 2007.  The Company will host a conference call to discuss those results on Wednesday, November 14, 2007, at 4:30 P.M. Eastern Standard Time (EST).  The dial in number is 1 (800) 374-0113 when calling from the United States or Canada, and 1 (706) 758-9607 when calling internationally.  Participants are encouraged to call in five minutes before the call begins (4:25 P.M. EST).  A replay of the call will be available within 12 hours of completion.  The replay of the call will be accessible at any time over the following 30 days through the investor link on the Company's website (www.aerogrow.com/investors) and by phone until December 14, 2007.  To access the replay by phone, dial 1 (800) 642-1687 when calling from the United States or Canada, and 1 (706) 645-9291 when calling internationally.  The conference identification number is 23976558.  A copy of the press release announcing the Company’s operational results for the three and six months ended September 30, 2007 is furnished as Exhibit 99.1 to this report.

The information contained in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2007, the Company announced the appointment of Jervis B. Perkins as President and Chief Operating Officer.  From January 2003 to May 2006, Mr. Perkins served as President and Chief Operating officer of Johnson Outdoors, Inc, a publicly-traded global manufacturer of outdoor recreation products with revenue of approximately $400 million per year.  At Johnson Outdoors, Mr. Perkins was directly responsible for all aspects of sales, marketing, product development, manufacturing and distribution. Previously, from 1995 to 2003, Mr. Perkins served as Executive Vice President and General Manager at Brunswick Corporation, a leading consumer brands company. Prior to Brunswick, Mr. Perkins worked at Quaker Oats for 17 years, serving in a variety of general management and senior marketing roles.

Pursuant to an employment agreement between the Company and Mr. Perkins, Mr. Perkins’ employment with the Company is on an at-will basis and commenced on November 12, 2007.  The initial term of the employment agreement expires on May 12, 2008, but the employment agreement will automatically be extended for consecutive terms of one year unless either the Company or Mr. Perkins gives notice of termination at least 30 days prior to the end of the then current term.  Mr. Perkins’ initial base salary is $250,000 per year.  Mr. Perkins shall receive an annual cash bonus in an amount not less than 2.0% of the EBITDA of the Company.  Mr. Perkins will be entitled to participate in and receive benefits under any and all of the Company's employee benefit plans and programs that are from time to time generally made available to the Company's employees.  If the Company terminates the employment of Mr. Perkins without cause (as determined under the employment agreement), then Mr. Perkins will be entitled to receive a pro rated portion of his annual cash bonus and continuation in payment of his base salary for six months, if he has been employed by the Company for less than six months, and for 12 months, if he has been employed by the Company for six months or longer.  During the initial term of the employment agreement, the Company will pay Mr. Perkins' reasonably incurred commuting expenses from Chicago, Illinois to Boulder, Colorado, including airline travel, rental housing or hotel charges, and rental cars or car service.

Mr. Perkins will be granted options to purchase 33,334 shares of the Company's common stock on February 1, 2008 under the Company’s 2005 Equity Compensation Plan.  The exercise price of the options will be the price of the Company’s common stock at market close on the day of the grant. The options shall fully vest on the day of the grant. Unless Mr. Perkins is terminated for cause on or before August 1, 2008, a second grant of 33,334 options under the Company’s 2005 Equity Compensation Plan will be made. The exercise price of the second grant of options will be the price of the Company’s common stock at market close on the day of the grant. The second grant of options shall fully vest on the day of the grant. Should Mr. Perkins employment agreement be further renewed beyond August 1, 2008, a third grant of 133,336 stock options under the Company’s 2005 Equity Compensation Plan will be made. One quarter of the third grant of options will vest every six months starting on February 1, 2009 and ending on August 10, 2010. The exercise price of the third grant of options will be the price of the Company’s common stock at market close on the day of the grant.

Other than his compensation arrangements relative to his employment, the Company is not aware of any transactions or any proposed transactions in which the Company or any of its subsidiaries was or is to be a participant, and in which Mr. Perkins or any member of his immediate family had, or will have, a direct or indirect material interest. Mr. Perkins has no family relationships with any director or executive officer of the Company.

The information contained in the letter agreement, dated November 12, 2007, is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

SECTION 7 – REGULATION FD

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on November 14, 2007 announcing the appointment of Jervis B. Perkins as its President and Chief Operating Officer.  A copy of the press release is attached as Exhibit 99.2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed or furnished, as the case may be, with this Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement between AeroGrow International, Inc. and Jervis B. Perkins dated November 12, 2007
99.1	Earnings Press Release dated November 14, 2007
99.2	Press Release Announcing the Appointment of Jervis B. Perkins dated November 14, 2007

The information contained in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

Dated: November 14, 2007	By:	/s/ Mitchell B. Rubin
Mitchell B. Rubin
Chief Financial Officer